EXHIBIT 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, In connection with the filing of the Professional Veterinary Products, Ltd. Form 10-K (the “Report”) for the year ended July 31, 2003, each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.

/s/ Lionel L. Reilly
Dr. Lionel L. Reilly
President/Chief Executive Officer

/s/ Neal B. Soderquist
Neal B. Soderquist
Chief Financial Officer